UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Items 5.03 and 8.01 of this report is incorporated herein by reference.

Investor Rights Agreement

On May 21, 2019, Avantor, Inc. (the “Company”) entered into a new investor rights agreement (the “Investor Rights Agreement”) with New Mountain Partners III, L.P. (“New Mountain”). The Investor Rights Agreement grants New Mountain the right to nominate directors to our board of directors as follows: so long as affiliates of New Mountain continue to own (i) at least 50% of the shares of our common stock, par value $0.01 per share (“Common Stock”) that it owned immediately following the consummation of the initial public offering described in Item 8.01, New Mountain shall be entitled to nominate three directors; (ii) at least 25% but less than 50% of the shares of our Common Stock that it owned immediately following the consummation of the initial public offering, New Mountain shall be entitled to nominate two directors; and (iii) at least 10% but less than 25% of the shares of our Common Stock that it owned immediately following the consummation of the initial public offering, New Mountain Capital shall be entitled to nominate one director. For so long as we maintain a compensation and human resources committee and a nominating and governance committee, such committees shall each include at least one New Mountain director designee, but only if New Mountain is then entitled to nominate at least one director and, to the extent then required under the applicable New York Stock Exchange rules, such director is an “Independent Director” under the applicable New York Stock Exchange rules.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Director

Effective as of the consummation of the Initial Public Offering (as defined below), Robert Fine resigned from our board of directors. Mr. Fine’s resignation was not the result of any disagreement between Mr. Fine and the Company, its management, board of directors or any committee thereof, or with respect to any matter relating to the Company’s operations, policies or practices.

Avantor, Inc. 2019 Equity Incentive Plan

In connection with the Initial Public Offering, the board of directors of the Company adopted, and a majority of the stockholders of the Company entitled to vote thereon approved, the Avantor, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”), as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-229578), as amended (the “Registration Statement”). The 2019 Equity Incentive Plan became effective on May 16, 2019. The 2019 Equity Incentive Plan is filed herewith as Exhibit 10.2 and is incorporated herein by reference. The terms of the 2019 Equity Incentive Plan are substantially the same as the terms set forth in the form previously filed as Exhibit 10.26, to the Registration Statement.

IPO Equity Grants

In connection with the Initial Public Offering, on May 21, 2019, the Company made grants of options and restricted stock units to its employees, including grants to its named executive officers Michael Stubblefield, the Company’s President and Chief Executive Officer, Thomas Szlosek, the Company’s Executive Vice President and Chief Financial Officer, Bjorn Hofman, the Company’s Executive Vice President and Chief Operating Officer, Gerard Brophy, the Company’s Executive Vice President, Biopharma Production, and Frederic Vanderhaegen, the Company’s Executive Vice President, Europe, of 1,000,000, 185,714, 157,143, 157,143, and 157,143 restricted stock units, respectively, pursuant to the 2019 Equity Incentive Plan.

Avantor, Inc. 2019 Employee Stock Purchase Plan

In connection with the Initial Public Offering, the board of directors of the Company adopted, and a majority of the stockholders of the Company entitled to vote thereon approved, the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “2019 ESPP”), as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-229578), as amended (the “Registration Statement”). The 2019 ESPP became effective on May 2, 2019, although the first option period under the ESPP will not commence until 2020. The 2019 ESPP is filed herewith as Exhibit 10.3 and is incorporated herein by reference. The terms of the 2019 ESPP are substantially the same as the terms set forth in the form previously filed as Exhibit 10.30 to the Registration Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Certificate of Incorporation and Bylaws

On May 20, 2019, the Second Amended and Restated Certificate of Incorporation (the “Charter”) of the Company became effective and on May 21, 2019, the Company’s bylaws were also amended and restated (the “Bylaws”), each as contemplated by the Registration Statement. The Charter and the Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Charter and the Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Certificate of Designations of the Mandatory Convertible Preferred Stock

On May 20, 2019, the Company filed a certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the designations, powers (including voting powers), preferences and rights of it 6.250% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), and the qualifications, limitations and restrictions thereof. The Certificate of Designations became effective upon such filing.

Unless converted earlier in accordance with the terms of the Certificate of Designations, each share of the Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be May 15, 2022, into between 3.0395 shares (the “Minimum Conversion Rate”) and 3.5714 shares (the “Maximum Conversion Rate”) of Common Stock, in each case, subject to customary anti-dilution adjustments described in the Certificate of Designations. The number of shares of Common Stock issuable upon conversion will be determined based on the average volume weighted average price per share of Common Stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to May 15, 2022.

For the avoidance of doubt, the conversion rate, which is the number of shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock, per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to anti-dilution adjustments described in the Certificate of Designations.

At any time prior to May 15, 2022, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of Common Stock at the Minimum Conversion Rate. If holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change (as defined in the Certificate of Designations), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of Common Stock at a conversion rate including a make-whole amount based on the present value of future dividend payments.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Company’s board of directors, or an authorized committee thereof, at an annual rate of 6.250% on the liquidation preference of $50.00 per share of Mandatory Convertible Preferred Stock. The company may pay any declared dividend on the shares of Mandatory Convertible Preferred Stock (whether for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends), determined in its sole discretion (i) in cash; (ii) subject to certain limitations, by delivery of shares of Common Stock; or (iii) through any combination of cash and shares of Common Stock. Dividend payments on the Mandatory Convertible Preferred Stock will be made on February 15, May 15, August 15 and November 15 of each year (each, a “Dividend Payment Date”), commencing on August 15, 2019, and to, and including, May 15, 2022. If the Company elects to make any such payment of a declared dividend, or any portion thereof, in shares of Common Stock, such shares will be valued for such purpose at 97% of the average volume weighted average price per share of Common Stock over the five consecutive trading day period beginning on, and including, the seventh scheduled trading day prior to the applicable Dividend Payment Date (with each term defined in the Certificate of Designations), subject to certain limitations described in the Certificate of Designations.

Except as specifically required by Delaware law or the Charter, and except as described in the Certificate of Designations, the holders of the Mandatory Convertible Preferred Stock will have no voting rights or powers.

Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distributions will be declared or paid on shares of Common Stock or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no Common Stock or any other class or series stock ranking junior to the Mandatory Convertible Preferred Stock will be purchased, redeemed, or otherwise acquired for consideration by the Company or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of Common Stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

In addition, upon the Company’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of the Company’s assets legally available for distribution to its stockholders after satisfaction of liabilities owed to the Company’s creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, Common Stock.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the text of the Certificate of Designations, a copy of which is filed as Exhibit 3.3 to this report and is incorporated herein by reference.

Item 8.01	Other Events.

Completion of Initial Public Offering of Common Stock and Concurrent Offering of Mandatory Convertible Preferred Stock

The information set forth in Items 5.02 and 5.03 of this report is incorporated by reference herein.

On May 21, 2019, the Company completed the initial public offering (the “Initial Public Offering”) of Common Stock of the Company and the concurrent public offering (the “MCPS Offering” and, together with the Initial Public Offering, the “Offerings”) of the Mandatory Convertible Preferred Stock. The Company sold 238,049,900 shares of Common Stock and New Mountain sold 100 shares of Common Stock in the Initial Public Offering, each at an initial public offering price of $14.00 per share (the “Initial Public Offering Price Per Share”), including 31,050,000 shares of Common Stock pursuant to the full exercise of the underwriters’ option to purchase additional shares. In addition, the Company issued and sold 20,700,000 shares of Mandatory Convertible Preferred Stock in the MCPS Offering at an initial public offering price of $50.00 per share, including 2,700,000 shares of Mandatory Convertible Preferred Stock pursuant to the full exercise of the underwriters’ option to purchase additional shares. The Company received $4,237.2 million in net proceeds from the sale of its Common Stock and Mandatory Convertible Preferred Stock in the Offerings after underwriting discounts and offering expenses. It did not receive any proceeds from the sale of shares of Common Stock by New Mountain.

The Company used approximately $2,631 million of the net proceeds from both offerings to redeem all outstanding shares of Series A Preferred Stock (as defined below). Avantor also used the remaining proceeds to repay $1,024 million and $582 million of outstanding indebtedness under its senior secured dollar term loan facility and senior secured euro term loan facility, respectively.

Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as joint book-runners for the Offerings and as representatives of the underwriters.

Redemption of the Company’s Series A Preferred Stock

On May 21, 2019 (the “Redemption Date”), the Company redeemed (the “Redemption”) all of its outstanding Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which was issued pursuant to the certificate of designations, dated November 21, 2017. The Company redeemed the Series A Preferred Stock at a redemption price equal to the sum of 100% of the liquidation preference of such shares as of the Redemption Date, plus accumulated and unpaid dividends thereon to, but not including, the Redemption Date, plus a make-whole amount.

In connection with the Redemption, the Company intends to file a Certificate of Elimination (the “Series A Preferred Stock Certificate of Elimination”) with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law, to eliminate the twenty-five million (25,000,000) shares of authorized shares of preferred stock of the Company that were designated as Series A Preferred Stock. As a result of the filing of the Series A Preferred Stock Certificate of Elimination, all twenty-five million (25,000,000) shares of Series A Preferred Stock will resume the status of authorized and undesignated shares of preferred stock, par value $0.01 per share, of the Company.

Conversion of the Company’s Series A Junior Convertible Preferred Stock into Common Stock

On May 21, 2019, the Company issued 194,464,286 shares of Common Stock upon conversion (the “Conversion”) of its Series A Junior Convertible Preferred Stock, par value $0.01 per share (the “Junior Convertible Preferred Stock”) pursuant to the certificate of designations relating to the Junior Convertible Preferred Stock, dated November 21, 2017. Conversion of the Junior Convertible Preferred Stock into shares of Common Stock occurred automatically upon consummation of the Initial Public Offering. The number of shares of Common Stock issued upon the Conversion was based on the aggregate liquidation preference of such stock of $2,722,500,000 divided by the Initial Public Offering Price Per Share.

In connection with the Conversion, the Company intends to file a Certificate of Elimination (the “Junior Convertible Preferred Stock Certificate of Elimination”) with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law, to eliminate the five million (5,000,000) shares of authorized shares of preferred stock of the Company that were designated as Junior Convertible Preferred Stock. As a result of the filing of the Junior Convertible Preferred Stock Certificate of Elimination, all five million (5,000,000) shares of Junior Convertible Preferred Stock will resume the status of authorized and undesignated shares of preferred stock, par value $0.01 per share, of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are herewith filed or (as to Exhibit 99.1 only) furnished as exhibits to this report:

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Avantor, Inc.

3.2	Second Amended and Restated Bylaws of Avantor, Inc.

3.3	Certificate of Designations of 6.250% Series A Mandatory Convertible Preferred Stock of Avantor, Inc.

10.1	Investor Rights Agreement, dated as of May 21, 2019, by and between Avantor, Inc. and New Mountain Partners III, L.P.

10.2	Avantor, Inc. 2019 Equity Incentive Plan.

10.3	Avantor, Inc. 2019 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	Avantor, Inc.

	By:	/s/ Justin Miller
Justin Miller Executive Vice President, General Counsel and Secretary
(Duly Authorized Officer)